EXHIBIT 99.1

GoPro Announces Second Quarter 2015 Results

Revenue of $420 Million, Up 72% Year-Over-Year
Non-GAAP EPS of $0.35, Up from $0.08 a Year Earlier
GoPro Now Sold in More than 40,000 Stores Worldwide

SAN MATEO, Calif., July 21, 2015 - GoPro, Inc. (NASDAQ: GPRO), maker of the world’s most versatile camera and enabler of some of today's most immersive and engaging content, today announced financial results for its second quarter ended June 30, 2015.

Second Quarter Results Summary:
	Three Months Ended
($ in thousands, except per share amounts)	June 30, 2015	June 30, 2014	% Change

Revenue	$419,919	$244,605	71.7%
Gross margin
GAAP	46.3%	42.1%	420 bps
Non-GAAP	46.4%	42.2%	420 bps
Operating income (loss)
GAAP	$46,138	$(16,666)	376.8%
Non-GAAP	$65,845	$17,803	269.9%
Net income (loss)
GAAP	$35,031	$(19,841)	276.6%
Non-GAAP	$50,715	$11,774	330.7%
Diluted net income (loss) per share
GAAP	$0.24	$(0.24)	200.0%
Non-GAAP	$0.35	$0.08	337.5%

Adjusted EBITDA	$75,349	$25,724	192.9%

“I couldn’t be more proud of our aggressive pace of innovation. With the introduction of HERO4 Session and HERO+ LCD, we’ve launched five new cameras in the past 10 months, exciting both new and existing customers and contributing to strong second quarter results,” said GoPro Founder and CEO, Nicholas Woodman. “Our core business is enjoying terrific momentum as we charge forward into attractive adjacent markets.”
GoPro reports gross profit, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effects of stock-based compensation, acquisition-related costs, and the tax impact of these items.  Additionally, GoPro reports non-GAAP adjusted EBITDA. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded from the calculation of non-GAAP financial measures is presented in the financial statement portion of this release.

Second Quarter 2015 and Recent GoPro Highlights Include:

•
Launched HERO4 Session featuring simple one-button control and an exciting new form factor 50% smaller and 40% lighter than other HERO4 cameras. Innovative, water-proof design eliminates the need for a separate housing, reducing complexity and vastly improving audio performance.

•	Introduced HERO+ LCD, adding touch screen convenience, in-camera video trimming and Wi-Fi/Bluetooth integration to the entry-level camera line-up.

•	Released new accessories including the Ball Joint Buckle and Floaty for HERO4 Session and The Strap, The Jam, and Casey to enhance the versatility of GoPro products.

•	GoPro products are now sold in more than 40,000 stores worldwide, reflecting the addition of new retail customers, increased store counts with existing customers, and international expansion.

•
According to NPD, GoPro accounted for 4 of the top 5 products on a unit basis in the combined digital camera and camcorder category, in the US for Q2. In the same category, on a dollar basis, GoPro capture devices accounted for 3 of the top 5 products. GoPro was also the leader in accessory unit sales with 8 of the top 10 selling accessories.

•	Increased shipments of Point-of-Purchase (POP) displays by over 40%; linear feet of new POP displays increased over 75% for the first six months of 2015, year-over-year.

•	International sales totaled more than 50% of Q2 revenue; combined EMEA and APAC revenue was up 126% year-over-year. China is now a top ten revenue-generating country for GoPro.

•
Announced a GoPro-branded quad-copter to debut in the first half of 2016. Also announced a Six-Camera Spherical Array for shooting virtual reality and Odyssey, a 16-Camera Array unveiled in partnership with Google’s Jump initiative.

•	GoPro is the official camera of the Tour de France. GoPros are mounted on riders and their bikes, providing never-before-seen perspectives on the world’s most prestigious cycling race.

•
GoPro Motorrad Grand Prix of Deutschland viewed live by more than 9 million people across Europe; millions more viewed the broadcast in other countries. Each GoPro Course Preview video generated more than a half million views each.

•	The GoPro Mobile App was downloaded 2.5 million times in Q2, totaling over 18 million cumulative downloads; Q2 installs of GoPro Studio exceeded 1.7 million, up over 100% year-over-year.

•	Unveiled GoPro Licensing, a content licensing portal that professionals can use to search, sort, and request a license to content from GoPro’s rapidly growing library.

Conference Call:
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (888) 211-7384 or (913) 312-0418, access code 5992228, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. The webcast will be recorded and the recording will be available on GoPro’s website, http://investor.gopro.com, approximately two hours after the call and for six months thereafter.

About GoPro, Inc. (NASDAQ: GPRO):
GoPro, Inc. is transforming the way people capture and share their lives. What began as an idea to help athletes self-document themselves engaged in their sport has become a widely adopted solution for people to capture themselves engaged in their interests, whatever they may be. From extreme to mainstream, professional to consumer, GoPro enables the world to capture and share its passion. And in turn, the world has helped GoPro become one of the most exciting and aspirational companies of our time.
For more information, visit www.gopro.com or connect with GoPro on YouTube, Twitter, Facebook, Pinterest, and LinkedIn.

GOPRO® and HERO® are trademarks or registered trademarks of GoPro Inc. in the United States and other countries.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements regarding future events. These statements involve risks and uncertainties, and actual events or results may differ materially.  Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the effects of the highly competitive market in which we operate; our dependence on sales of our capture devices for substantially all of our revenue; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide components for our products; the fact that we do not expect to continue to grow in the future at the same rate as we have in the past, and profitability in recent periods might not be indicative of future performance; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; any inability to successfully manage frequent product introductions and transitions; the effects of international business uncertainties; our reliance on our Chief Executive Officer; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2014, which is on file with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein.  GoPro disclaims any obligation to update these forward-looking statements.

# # # # #

Investor Contact:
Peter Salkowski (855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact:
Jeff Brown (650) 332-7600 x 9997

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended		Six months ended
(in thousands, except per share data)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Revenue	$419,919	$244,605	$783,028	$480,321
Cost of revenue	225,579	141,736	424,955	280,938
Gross profit	194,340	102,869	358,073	199,383

Operating expenses:
Research and development	58,453	34,663	107,890	63,402
Sales and marketing	63,494	43,701	119,863	85,042
General and administrative	26,255	41,171	61,914	51,049
Total operating expenses	148,202	119,535	289,667	199,493
Operating income (loss)	46,138	(16,666)	68,406	(110)
Other income (expense), net	122	(1,536)	(2,122)	(3,161)
Income (loss) before income taxes	46,260	(18,202)	66,284	(3,271)
Income tax expense	11,229	1,639	14,501	5,521
Net income (loss)	$35,031	$(19,841)	$51,783	$(8,792)

Net income (loss) per share attributable to common stockholders:
Basic	$0.26	$(0.24)	$0.39	$(0.11)
Diluted	$0.24	$(0.24)	$0.35	$(0.11)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	133,150	82,936	132,716	82,263
Diluted	146,781	82,936	147,720	82,263

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2015	December 31, 2014

Assets
Current assets:
Cash and cash equivalents	$338,031	$319,929
Marketable securities	178,953	102,327
Accounts receivable, net	118,551	183,992
Inventory	219,272	153,026
Prepaid expenses and other current assets	80,636	63,769
Total current assets	935,443	823,043
Property and equipment, net	52,252	41,556
Intangible assets and goodwill	78,524	17,032
Other long-term assets	45,313	36,060
Total assets	$1,111,532	$917,691

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$156,450	$126,240
Accrued liabilities	133,442	115,775
Deferred revenue	13,298	14,022
Income taxes payable	4,691	2,732
Total current liabilities	307,881	258,769
Other long-term liabilities	20,678	17,718
Total liabilities	328,559	276,487

Stockholders’ equity:
Common stock and additional paid-in capital	622,986	533,000
Retained earnings	159,987	108,204
Total stockholders’ equity	782,973	641,204
Total liabilities and stockholders’ equity	$1,111,532	$917,691

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended		Six months ended
(in thousands)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Operating activities:
Net income (loss)	$35,031	$(19,841)	$51,783	$(8,792)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,422	4,177	11,791	7,988
Stock-based compensation	18,189	34,193	44,690	38,230
Foreign currency remeasurement and transaction losses	(604)	—	1,586	—
Deferred taxes	(5,066)	(469)	(6,656)	(799)
Other	731	51	1,370	298
Changes in operating assets and liabilities:
Accounts receivable, net	(12,122)	(1,920)	65,562	73,439
Inventory	(55,028)	9,810	(66,045)	31,617
Prepaids and other assets	(23,049)	(40,572)	(21,598)	(39,504)
Accounts payable and other liabilities	100,399	936	50,382	(96,106)
Deferred revenue	971	(530)	(724)	378
Net cash provided by (used in) operating activities	65,874	(14,165)	132,141	6,749

Investing activities:
Purchases of property and equipment	(16,062)	(7,668)	(21,269)	(12,369)
Purchases of marketable securities	(32,958)	—	(112,326)	—
Sales and maturities of marketable securities	21,943	—	34,446	—
Acquisitions, net of cash acquired	(52,606)	—	(57,706)	(3,200)
Net cash used in investing activities	(79,683)	(7,668)	(156,855)	(15,569)

Financing activities:
Proceeds from issuance of common stock, net of repurchases	9,176	(13)	21,501	509
Taxes paid related to net share settlement of equity awards	(3,041)	—	(4,362)	—
Excess tax benefit from stock-based compensation	22,072	20,767	28,139	20,836
Payment of deferred public offering and debt issuance costs	—	(2,257)	(903)	(3,056)
Repayment of debt	—	(3,000)	—	(6,000)
Net cash provided by financing activities	28,207	15,497	44,375	12,289
Effect of exchange rate changes on cash and cash equivalents	468	—	(1,559)	—
Net increase (decrease) in cash and cash equivalents	14,866	(6,336)	18,102	3,469
Cash and cash equivalents at beginning of period	323,165	111,215	319,929	101,410
Cash and cash equivalents at end of period	$338,031	$104,879	$338,031	$104,879

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

	Three months ended		Six months ended
(in thousands, except per share data)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

GAAP net income (loss)	$35,031	$(19,841)	$51,783	$(8,792)
Stock-based compensation:
Cost of revenue	350	154	633	322
Research and development	3,710	1,657	7,245	3,058
Sales and marketing	2,932	1,654	5,998	3,068
General and administrative	11,197	30,728	30,814	31,782
Total stock-based compensation	18,189	34,193	44,690	38,230

Acquisition-related costs:
Cost of revenue	295	222	517	444
Research and development	612	20	699	40
Sales and marketing	33	34	66	76
General and administrative	578	—	578	—
Total acquisition-related costs	1,518	276	1,860	560

Income tax adjustments	(4,023)	(2,854)	(11,999)	(3,942)
Non-GAAP net income	$50,715	$11,774	$86,334	$26,056

GAAP shares for diluted net income per share	146,781	82,936	147,720	82,263
Add: dilutive shares	—	17,345	—	18,273
Add: preferred shares conversion	—	30,523	—	30,523
Add: initial public offering shares	—	8,900	—	8,900
Non-GAAP shares for diluted net income per share	146,781	139,704	147,720	139,959

Non-GAAP diluted net income per share	$0.35	$0.08	$0.58	$0.19

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income, net income, earnings per share and adjusted EBITDA. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

  The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related costs include the amortization of acquired intangible assets, primarily consisting of acquired developed technology, and third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because they are not related to our core operating performance, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Adjustment for taxes relates to the tax effect of the adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of the period and the initial public offering shares issued July 2014, as if they had been outstanding since the beginning of the period.

Reconciliations of non-GAAP financial measures are set forth below ($ in thousands):

	Three months ended		Six months ended
(dollars in thousands)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
GAAP gross profit	$194,340	$102,869	$358,073	$199,383
Stock-based compensation	350	154	633	322
Acquisition-related costs	295	222	517	444
Non-GAAP gross profit	$194,985	$103,245	$359,223	$200,149

GAAP gross profit as a % of revenue	46.3%	42.1%	45.7%	41.5%
Stock-based compensation	0.1	—	0.1	0.1
Acquisition-related costs	—	0.1	0.1	0.1
Non-GAAP gross profit as a % of revenue	46.4%	42.2%	45.9%	41.7%

GAAP operating expenses	$148,202	$119,535	$289,667	$199,493
Stock-based compensation	(17,839)	(34,039)	(44,057)	(37,908)
Acquisition-related costs	(1,223)	(54)	(1,343)	(116)
Non-GAAP operating expenses	$129,140	$85,442	$244,267	$161,469

GAAP operating income (loss)	$46,138	$(16,666)	$68,406	$(110)
Stock-based compensation	18,189	34,193	44,690	38,230
Acquisition-related costs	1,518	276	1,860	560
Non-GAAP operating income	$65,845	$17,803	$114,956	$38,680

GAAP operating income (loss) as a % of revenue	11.0%	(6.8)%	8.7%	—%
Stock-based compensation	4.3	14.0	5.7	8.0
Acquisition-related costs	0.4	0.1	0.3	0.1
Non-GAAP operating income as a % of revenue	15.7%	7.3%	14.7%	8.1%

	Three months ended		Six months ended
(in thousands)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
GAAP net income (loss)	$35,031	$(19,841)	$51,783	$(8,792)
Income tax expense	11,229	1,639	14,501	5,521
Interest income and expense	155	1,390	220	2,725
Depreciation and amortization	6,422	4,177	11,791	7,988
POP display amortization	4,323	4,166	8,871	8,679
Stock-based compensation	18,189	34,193	44,690	38,230
Adjusted EBITDA	$75,349	$25,724	$131,856	$54,351